EXHIBIT 10.21

G. (Gord) Hundal

Senior Account Manager

Knowledge Based Industries

Tel; (604) 665-8688

Fax: (604) 665-6368

Email: gord.hundal@rbc.com

June 20, 2003

Private and Confidential

Spectrum Signal Processing Inc.
#200 - 2700 Production Way

Burnaby, B.C.

V5A 4X1

Attention: Mr. Brent Flichel

Dear Sirs:

Re:  Spectrum Signal Processing Inc. (the "Borrower") Credit Facilities with Royal Bank of Canada (the "Bank")

Further to our recent discussions on the subject, we are pleased to confirm the following amendments to your Credit Facility outlined in our letter to you of April 24, 2003.

CREDIT FACILITIES

Amended as follows;

Letters of Credit and Letters of Guarantee to be available in US currency.

Note:

LCs & LGs combined maximum limit has been temporarily increased from $500,000 to $1,000,000, expiring October 30, 2003.

Except as specifically amended above, all terms and conditions outlined in the Credit Agreement dated April 28, 2003, continue to apply, unamended.

Please provide your acceptance of this Amending Letter by signing and returning the attached copy to the Bank by July 18, 2003 after which date the within offer is null and void, unless extended in writing by the Bank.

Yours truly,

/S/ G.S. Hundal

Senior Account Manager

We acknowledge and accept the foregoing terms and conditions of this Amending Letter June 30 , 2003.

SPECTRUM SIGNAL PROCESSING INC.

By: /S/ BRENT FLICHEL

Name: Brent Flichel
Title: Vice President of Finance and Chief Financial Officer

By: /S/ PASCAL SPOTHELFER

Name: Pascal Spothelfer
Title: President and Chief Executive Officer

I/We have authority to bind the corporation.

We acknowledge and confirm our agreement with the foregoing terms and conditions, as Guarantor, as of June 30, 2003.

SPECTRUM SIGNAL PROCESSING (USA) INC.

By:

     /S/ JAMES ATKINS

Name: James Atkins

Title: Vice President and General Manager

I/We have authority to bind the corporation.

We acknowledge and confirm our agreement with the foregoing terms and conditions, as Guarantor, as of June 30, 2003.

SPECTRUM SIGNAL PROCESSING (UK) LIMITED

By: /S/ BRENT FLICHEL

Name: Brent Flichel

Title: Director

By: /S/ PASCAL SPOTHELFER

Name: Pascal Spothelfer

Title: Director

I/We have authority to bind the corporation.